EXHIBIT 99.1

Anika Therapeutics Closes Acquisition of Parcus Medical

Transaction Accelerates Anika’s Revenue Growth, Broadens Joint Preservation and Restoration Product Portfolio, Enhances Commercial Capabilities and Expands Pipeline

BEDFORD, Mass., Jan. 24, 2020 (GLOBE NEWSWIRE) -- Anika Therapeutics, Inc. (NASDAQ: ANIK), a global, integrated joint preservation and regenerative therapies company with products leveraging its proprietary hyaluronic acid (HA) technology platform, today announced it has closed its acquisition of Parcus Medical, a leading, privately held sports medicine company.

Under the previously disclosed terms of the agreement, Anika acquired all outstanding membership interests of Parcus Medical in exchange for an upfront payment of approximately $35 million in cash from the company’s existing balance sheet, subject to customary closing adjustments. Parcus Medical unitholders will be eligible to receive an additional $60 million contingent upon the achievement of certain commercial milestones.

“I want to congratulate our team on closing the Parcus Medical transaction and officially welcome the Parcus Medical team to the Anika family,” said Joseph Darling, President and Chief Executive Officer of Anika Therapeutics. “This acquisition immediately adds a diverse base of high-growth revenue and will help us achieve the objectives we set forth in our five-year strategic plan. We can now turn our attention to executing our integration plan and continuing to transform Anika into a leading global sports and regenerative medicine company.”

Parcus Medical has a diverse product family that helps facilitate surgical procedures on the shoulder, knee, hip and distal extremities. The acquisition significantly expands Anika’s offerings into the fast-growing ambulatory surgical center market. The Parcus Medical executive team, led by President Mark Brunsvold, will join Anika and continue to lead the Parcus Medical business.

SVB Leerink LLC acted as exclusive financial advisor to Anika and Sullivan & Cromwell LLP acted as Anika’s legal counsel in connection with the Parcus Medical transaction.

About Anika Therapeutics, Inc.
Anika Therapeutics, Inc. (NASDAQ: ANIK) is a global, integrated joint preservation and regenerative therapies company based in Bedford, Mass. Anika is committed to delivering therapies to improve the lives of patients across a continuum of care from osteoarthritis pain management to joint preservation and restoration. The company has more than two decades of global expertise commercializing more than 20 products based on its proprietary hyaluronic acid (HA) technology platform. For more information about Anika, please visit www.anikatherapeutics.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, concerning, but not limited to, the acquisition of Parcus Medical and the effects of the acquisition. The Securities and Exchange Commission ("SEC") encourages companies to disclose forward-looking statements so that investors can better understand a company’s future prospects and make informed investment decisions. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as "will," "likely," "may," "believe," "expect," "anticipate," "intend," "seek," "designed," "develop," "would," "future," "can," "could," and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans, and objectives are forward-looking statements.

For Investor Inquiries: Anika Therapeutics, Inc. Sylvia Cheung, 781-457-9000 Chief Financial Officer investorrelations@anikatherapeutics.com	For Media Inquiries: W2O Group Jeremy Berrington, 312-241-1995 jberrington@w2ogroup.com